Exhibit 25.1

Registration No. 333-149789

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)           | x |

___________________________

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

___________________________

MRU ABS II LLC

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-2178729 (I.R.S. employer identification no.)

590 Madison Avenue, 13th Floor Suite 200 New York, New York (Address of principal executive offices)	10022 (Zip code)

___________________________

Student Loan Asset-Backed Notes

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).
2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).
3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).
4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).
6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).
7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 14th day of April, 2008.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/S/ M. CALLAHAN
Name:	M. CALLAHAN
Title:	VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business December 31, 2007, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS

Cash and balances due from
depository institutions:
Noninterest-bearing balances	14,687
and currency and coin	0
Interest-bearing balances
Securities:
Held-to-maturity securities	43
Available-for-sale securities	216,332
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold	23,800
Securities purchased under agreements to resell	89,400
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases,
net of unearned income	0
LESS: Allowance for loan and	0
lease losses
Loans and leases, net of unearned
income and allowance	0
Trading assets	0
Premises and fixed assets (including
capitalized leases)	12,676
Other real estate owned	0
Investments in unconsolidated
subsidiaries and associated
companies	0
Not applicable
Intangible assets:
Goodwill	871,685
Other Intangible Assets	300,982
Other assets	152,943
Total assets	$1,682,548

LIABILITIES

Deposits:
In domestic offices	1,628
Noninterest-bearing	1,628
Interest-bearing	0
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:	0
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness
and obligations under capitalized
leases)	193,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	161,803
Total liabilities	357,122
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	202,154
Accumulated other comprehensive
income	752
Other equity capital components	0
Total equity capital	1,325,426
Total liabilities, minority interest, and equity capital	1,682,548

I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	)	Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, VP	)